FINANCIAL SUPPLEMENT 4th Quarter 2021

Information is unaudited, estimated and subject to change. DISCLAIMER This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Report on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to:our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

Information is unaudited, estimated and subject to change. 2 PORTFOLIO COMPOSITION 95% of Chimera's equity capital is allocated to mortgage credit Billions 3.5 2.6 0.6 7.8 Equity Recourse Non-Recourse Residential Mortgage Credit Portfolio Agency MBS Portfolio 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 Total Assets: 14.1 billion Total Assets: 0.8 billion All data is shown at carrying value as of December 31, 2021 Equity Recourse Non-Recourse

Information is unaudited, estimated and subject to change. 3 12% 6% 82% Non-Agency MBS Agency CMBS and RMBS Loan Portfolio GAAP ASSET ALLOCATION Based on fair value. 12% 7% 81% Non-Agency MBS Agency CMBS and RMBS Loan Portfolio December 31, 2021 September 30, 2021 Chimera continues to focus on its Residential Credit portfolios Total Portfolio: $14.9 billion Total Portfolio: $15.6 billion

Information is unaudited, estimated and subject to change. 4 24% 6% 1% 70% Non-Agency and Loans Secured Financing (1) Agency Secured Financing Non-Recourse Debt, Securitized RMBS Non-Recourse Debt, Securitized Loans GAAP FINANCING SOURCES 25% 7% 1% 67% Non-Agency and Loans Secured Financing (1) Agency Secured Financing Non-Recourse Debt, Securitized RMBS Non-Recourse Debt, Securitized Loans (1) Includes secured financing of retained tranches from loan securitizations that are eliminated in consolidation. Securitized debt provides optimal long-term non-recourse financing for Chimera's loan portfolio December 31, 2021 September 30, 2021 Total Portfolio: $11.1 billion Total Portfolio: $11.8 billion (Rate: 2.4%) (Rate: 2.4%) (Rate: 0.2%) (Rate: 2.8%) (Rate: 0.2%) (Rate: 2.8%)

Information is unaudited, estimated and subject to change. 5 NON-AGENCY FINANCING Chimera continues to focus on longer term and non-mark- to-market financing for its non-agency portfolio M ill io ns 782 400 — — 113 469 226 — Mark-to-Market Limited Mark-to-Market Non Mark-to-Market 0 - 3 Months 3 - 6 Months 6 - 12 Months Greater Than 12 Months — 200 400 600 800 1,000 M ill io ns — — 452 785 — 117 335 327 31 — Mark-to-Market Limited Mark-to-Market Non Mark-to-Market 0 - 3 Months 3 - 6 Months 6 - 12 Months Greater Than 12 Months — 250 500 750 1,000 December 31, 2021 September 30, 2021 Total Non-Agency Secured Financing: $2.0 billion(1) Total Non-Agency Secured Financing: $2.0 billion(1) (1) Excludes secured financing on residential mortgage loans.

Information is unaudited, estimated and subject to change. 6 RESIDENTIAL MORTGAGE CREDIT PORTFOLIO AGENCY PORTFOLIO(1) TOTAL PORTFOLIO GROSS ASSET YIELD: 6.0% 11.6% 6.4% FINANCING COSTS 2.5% 0.2% 2.3% NET INTEREST SPREAD: 3.5% 11.4% 4.1% NET INTEREST MARGIN: 3.9% 11.5% 4.5% All data based on the quarter ended December 31, 2021 (1) Includes $24 million of additional income received from prepayment penalties. Gross Asset Yield is approximately 3.9% excluding these items. NET INVESTMENT ANALYSIS Strong net interest spread resulting from a reduction in financing cost

Information is unaudited, estimated and subject to change. 7 Chimera Subsidiaries Securitization Trusts (1) Financing Trusts (2) Total (2) Investments Non-Agency RMBS, at fair value $ 1,411,158 $ 399,048 $ — $ 1,810,206 Agency RMBS, at fair value 60,487 — — 60,487 Agency CMBS, at fair value 761,208 — — 761,208 Residential Mortgage Loans — 11,025,871 782,541 11,808,412 Total Invested Assets $ 2,232,853 $ 11,424,919 $ 782,541 $ 14,440,313 Securitized Debt (Non-Recourse), collateralized by: Non-Agency RMBS $ — $ 87,999 $ — $ 87,999 Residential Mortgage Loans — 7,726,043 — 7,726,043 Total Securitized Debt (Non-recourse) $ — $ 7,814,042 $ — $ 7,814,042 Invested Assets less Securitized Debt $ 2,232,853 $ 3,610,877 $ 782,541 $ 6,626,271 Secured Financing Agreements (Recourse): Non-Agency RMBS $ 722,128 $ 102,801 $ — $ 824,929 Agency RMBS 23,170 — — 23,170 Agency CMBS 589,535 — — 589,535 Residential Mortgage Loans — 1,165,425 658,554 1,823,979 Total Secured Financing Agreements $ 1,334,833 $ 1,268,226 $ 658,554 $ 3,261,613 Net Assets $ 898,020 $ 2,342,651 $ 123,987 $ 3,364,658 All data as of December 31, 2021 $ in thousands (1) Includes $820 million of loans accounted for as secured borrowings and $608 million of securitized debt (non-recourse). (2) Excludes approximately $454 million of Loans held for investment for December 31, 2021, which were purchased prior to that reporting date and settled subsequent to that reporting period.. NET ASSET BREAKDOWN Chimera invests in RMBS securities and securities created through the CIM Sponsored securitizations. Loans are financed through Financing Trusts.

CONSOLIDATED LOAN SECURITIZATIONS

VINTAGE	DEAL	TOTAL ORIGINAL FACE	TOTAL OF TRANCHES SOLD	TOTAL OF TRANCHES RETAINED	TOTAL REMAINING FACE	REMAINING FACE OF TRANCHES SOLD	REMAINING FACE OF TRANCHES RETAINED	Call Date
2021	CIM 2021-NR4	$167,596	$125,747	$41,849	$163,195	$122,167	$41,028	November 2022
2021	CIM 2021-R6	353,797	336,284	17,513	327,847	310,333	17,513	September 2026
2021	CIM 2021-R5	450,396	382,836	67,560	429,694	362,334	67,360	August 2024
2021	CIM 2021-R4	545,684	463,831	81,853	483,028	400,834	81,853	June 2024
2021	CIM 2021-R3	859,735	730,775	128,960	726,037	596,061	128,960	April 2024
2021	CIM 2021-NR3	117,373	82,161	35,212	101,194	67,331	33,864	April 2022
2021	CIM 2021-R2	1,497,213	1,272,631	224,582	1,226,182	998,920	224,582	March 2025
2021	CIM 2021-NR2	240,425	180,318	60,107	209,200	148,276	60,924	March 2022
2021	CIM 2021-R1	2,098,584	1,783,797	314,787	1,708,482	1,388,441	314,787	February 2025
2021	CIM 2021-NR1	232,682	162,877	69,805	193,889	122,204	71,684	February 2022
2020	CIM 2020-NR1	131,860	79,115	52,745	115,469	62,770	52,470	November 2021
2020	CIM 2020-R7[(1)]	653,192	562,023	91,169	528,398	437,230	91,168	November 2023
2020	CIM 2020-R6	418,390	334,151	84,239	340,976	256,798	84,142	October 2023
2020	CIM 2020-R5	338,416	257,027	81,389	233,565	152,015	81,389	Clean-up Call
2020	CIM 2020-R4	276,316	207,237	69,079	231,573	162,227	69,079	June 2022
2020	CIM 2020-R3	438,228	328,670	109,558	331,231	221,909	109,321	May 2022
2020	CIM 2020-R2	492,347	416,761	74,414	373,184	298,832	74,352	Clean-up Call
2020	CIM 2020-R1	390,761	317,608	73,153	313,345	240,183	72,753	February 2023
2019	CIM 2019-R5	315,039	252,224	62,663	214,064	151,354	61,981	Clean-up Call
2019	CIM 2019-R4	320,802	256,641	64,161	227,360	164,027	63,333	November 2022
2019	CIM 2019-R3[(1)]	342,633	291,237	51,396	225,160	173,396	51,316	October 2022
2019	CIM 2019-R2	464,327	358,172	105,482	360,241	255,210	104,693	Clean-up Call
2019	CIM 2019-R1	371,762	297,409	74,353	279,092	205,310	73,782	August 2022
2018	CIM 2018-R6	478,251	334,775	143,476	284,863	143,846	141,017	October 2021
2018	CIM 2018-R5	380,194	266,136	114,058	208,329	97,560	110,769	July 2021
2018	CIM 2018-R3	181,073	146,669	34,404	90,760	57,728	32,794	April 2023
2017	CIM 2017-7	512,446	348,719	163,727	284,784	128,756	156,028	September 2022
2016	CIM 2016-FRE1	185,811	115,165	70,646	87,142	28,889	58,253	November 2021
2008	PHHMC 2008-CIM1	619,710	549,142	70,568	10,766	7,921	2,822	Clean-up Call
	TOTAL	$13,875,047	$11,240,138	$2,632,911	$10,309,050	$7,762,864	$2,534,018	

All data as of December 31, 2021

$ in thousands

(1) Accounted for as a secured borrowing

Information is unaudited, estimated and subject to change.

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CHIMERA INVESTMENT CORPORATION

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